UNIVERSAL CORPORATION LOGO
 P.O. Box 25099 Richmond, VA 23260 o phone: (804) 359-9311 o fax (804) 254-3594
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                                  PRESS RELEASE

                             CONTACT                      RELEASE
                   Karen M. L. Whelan                     Immediately
              Phone:   (804) 359-9311
              Fax:     (804) 254-3594
               Email:    investor@universalleaf.com


               Universal Corporation Announces Quarterly Dividend
                  Richmond, VA o February 1, 2001 / PRNEWSWIRE

      Henry H. Harrell, Chairman and Chief Executive Officer of Universal Corporation announced that the company's Board of Directors has declared a quarterly dividend of thirty-two cents ($.32) per share on the common shares of the company, payable May 14, 2001, to common shareholders of record at the close of business on April 9, 2001.


      Universal Corporation (NYSE: UVV) is a diversified company with operations in tobacco, lumber, and agri-products. Its gross revenues for the fiscal year that ended on June 30, 2000, were approximately $3.4 billion. For more information, visit Universal's web site at www.universalcorp.com.



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